Exhibit 5b
             Amendment #6 to the Home Federal Savings Bank 401(k) Plan




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                                  AMENDMENT #6
                                    TO THE
                           HOME FEDERAL SAVINGS BANK
                                  401(K) PLAN

WHEREAS, Home Federal Savings Bank (hereinafter referred to as "Employer") did establish a 401(k) Profit Sharing Plan on the 1st day of January, 1992; and,

WHEREAS, Article VIII of said plan does allow for amendments to said Plan;

NOW, THEREFORE, the Employer does hereby amend the Home Federal Savings Bank 401(k) Plan, effective the 1st day of January, 1995, as follows:

     Roger P. Weise, James B. Gardner and Dwain C. Jorgensen are hereby removed from the position of Plan Trustee.

     First Banker's Trust Company, N.A. of Quincy, Illinois is here by instated as Plan Trustee.

IN WITNESS WHEREOF, Home Federal Savings Bank has caused this Amendment to be effective the 1st day of January, 1995.

                              Home Federal Savings Bank

                           By /s/ Roger P. Weise       6-10-96
                              EMPLOYER


                              /s/ Carmen Walch         6-14-96
                              TRUSTEE

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